UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 5, 2014

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2014, the Compensation Committee of the Board of Directors (the "Committee") of American Eagle Outfitters, Inc. (the "Company") determined the compensation of Jay L. Schottenstein, Executive Chairman of the Company's Board of Directors, for his services as Interim Chief Executive Officer of the Company. For the fiscal year ending January 31, 2015 ("Fiscal 2014"), Mr. Schottenstein will receive the following:

  Annual base salary of $1,100,000;
  Eligibility to receive an annual incentive cash bonus under the Company's 2005 Stock Award and Incentive Plan, as amended (the "2005 Plan"), with a target incentive bonus of 150% of his base salary and a maximum bonus of 300% of his base salary.  The 2005 Plan conditions the payment of the bonus on achievement of pre-determined objective performance goals established by the Committee;
  A grant of 34,483 time-based restricted stock units ("RSUs") under the 2005 Plan (which is a value of $500,000 based on the closing price of the Company's common stock on the New York Stock Exchange on March 5, 2014), which generally vests one year from the date of grant; and
  A grant of a long-term performance restricted stock unit award ("PSP RSU") under the 2005 Plan with a target number of PSP RSUs equal to 68,966 (which is a value of $1,000,000 based on the closing price of the Company's common stock on the New York Stock Exchange on March 5, 2014).  The number of PSP RSUs which vest under the PSP RSU will be between 0 - 150% of the target, based upon the achievement of Company performance goals established by the Committee for the 3-year period Fiscal 2014 - Fiscal 2016.

Also, on March 5, 2014, the Committee determined the annual compensation of Roger S. Markfield for his continued service as Vice Chairman and Executive Creative Director of the Company. For Fiscal 2014, Mr. Markfield will receive the following:

  Annual base salary of $1,188,000;
  Eligibility to receive an annual incentive cash bonus under the 2005 Plan with a target incentive bonus of 150% of his base salary and a maximum bonus of 300% of his base salary.  The 2005 Plan conditions the payment of the bonus on achievement of pre-determined objective performance goals established by the Committee;
  A grant of 115,862 time-based RSUs under the 2005 Plan (which is a value of $1,680,000 based on the closing price of the Company's common stock on the New York Stock Exchange on March 5, 2014), which generally vests in equal increments on the first three anniversaries of the grant date;
  A grant of a PSP RSU award under the 2005 Plan for 117,241 PSP RSUs (which is a value of $1,700,000 based on the closing price of the Company's common stock on the New York Stock Exchange on March 5, 2014). Vesting of the PSP RSUs is contingent upon the achievement of individual and Company performance goals established by the Committee for Fiscal 2014. If the performance goals are met then the grant will vest.  If the performance goals are not met, then the entire PSP RSU award will forfeit; and
  A grant of a PSP RSU award under the 2005 Plan with a target number of PSP RSUs equal to 270,345 (which is a value of $3,920,000 based on the closing price of the Company's common stock on the New York Stock Exchange on March 5, 2014).  The number of PSP RSUs which vest under the PSP RSU will be between 0 - 150% of the target, based upon the achievement of Company performance goals established by the Committee for the 3-year period Fiscal 2014 - Fiscal 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: March 11, 2014	By:	/s/ Charles P. Sandel
Charles P. Sandel
Senior Vice President and General Counsel